UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

Middlefield Banc Corp.
 (Exact name of registrant as specified in its charter)

Ohio	000-32561	34-1585111
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666

(not applicable)
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

Middlefield Banc Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) on May 12, 2010 in Aurora, Ohio. Two proposals were voted upon at the Meeting, which were (1) the election of three (3) persons to serve as directors of the Company for a three-year term expiring at the 2013 Annual Meeting; and (2) the ratification of the selection of S. R. Snodgrass, A.C. as the independent registered public accountants for the fiscal year ending December 31, 2010. The proposals are described in detail in the Proxy Statement mailed to shareholders on or about April 5, 2010.

The results of the proposals appear below:

Proposal 1. Election of Directors

		Votes	Broker
Nominee	Votes For	Withheld	Non-Votes

Thomas G. Caldwell	885,888	16,283	258,802
William J. Skidmore	882,444	19,727	258,802
Carolyn J. Turk	880,977	21,194	258,802

Proposal 2. Ratification of the selection of S. R. Snodgrass, A. C. as independent registered public accountants.

			Broker
For	Against	Abstentions	Non-Votes

1,150,758	3,177	8,214	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 13, 2010	/s/ James R. Heslop, II Executive Vice President and COO